Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 related to the Craft Brewers Alliance, Inc. 2010 Stock Incentive Plan of our report dated October 27, 2010 with respect to the consolidated financial statements of Kona Brewing Company, Inc. included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission dated December 15, 2010.

/s/ Accuity LLP

Honolulu, Hawaii

December 22, 2010